Exhibit 23.1

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 4, 2005, which appears on page F-1 of the Annual Report on Form 10-K of Equitex, Inc. and subsidiaries for the year ended December 31, 2004, and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ GHP HORWATH, P.C.
Denver, Colorado
August 26, 2005